UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2010

ORION ENERGY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Woodland Drive, Manitowoc, WI	54220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (920) 892-9340

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) On April 28, 2010, the Board of Directors (the “Board”) of Orion Energy Systems, Inc. (the “Company”) appointed Thomas N. Schueller as a Class III director of the Company with an initial term continuing until the 2010 annual meeting of shareholders. Mr. Schueller served as a member of senior management at various banks from 1984 until 2009, when he retired as Chief Credit Officer and Managing Director of Lake Shore Wisconsin Corporation, a commercial banking enterprise headquartered in Sheboygan, Wisconsin.

The Board has determined that Mr. Schueller is independent under the listing standards of the NYSE Amex LLC and has appointed him to the Audit and Finance Committee and the Nominating and Corporate Governance Committee of the Board.

As a non-employee director, Mr. Schueller will receive the compensation paid to all non-employee directors of the Company in accordance with the Company’s Non-Employee Director Compensation Plan.

There are no arrangements between Mr. Schueller and any other person pursuant to which Mr. Schueller was elected to serve as a director, nor are there any transactions in which the Company is a participant in which Mr. Schueller has a material interest.

The Company’s press release issued on May 4, 2010 announcing Mr. Schueller’s appointment to the Board is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits. The following exhibit is being filed herewith:

(99.1)	Press release dated May 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.

Date: May 4, 2010	By:	/s/ Neal R. Verfuerth
Neal R. Verfuerth Chairman and Chief Executive Officer

ORION ENERGY SYSTEMS, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(99.1)	Press release dated May 4, 2010.